Exhibit 107

Calculation of Filing Fee Table

Form S-8

(Form Type)

BGC Group, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Equity	Class A Common Stock, par value $0.01 per share	Rule 457(c) and (h)	600,000,000 (1)	$4.22 (2)	$2,532,000,000 (2)	0.00011020	$279,026.40

Equity	Restricted Stock Units (3)	(5)	(4)	(5)	(5)		(5)

Equity	Other Stock-Based Awards (3)	(5)	(4)	(5)	(5)		(5)

Total Offering Amounts					$2,532,000,000		$279,026.40

Total Fee Offsets							$43,754.40

Net Fee Due							$235,272.00

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), the number of shares of Class A common stock, par value $0.01 per share (“Class A Common Stock”), of BGC Group, Inc. (the “Registrant”) being registered shall include an indeterminate number of additional shares which may become issuable as a result of stock splits, stock dividends, or similar transactions in accordance with the anti-dilution provisions of the BGC Group, Inc. Long Term Incentive Plan (the “Plan”).

(2)

Calculated pursuant to Rules 457(c) and 457(h) under the Securities Act, based upon the average of the high and low sale prices of the Class A common stock, par value $0.01 per share (the “BGC Partners Class A Common Stock”) of BGC Partners, Inc. (the “Predecessor Registrant”) reported on the Nasdaq Global Select Market on June 28, 2023. As a result of a corporate conversion that was completed on July 1, 2023 (the “Corporate Conversion”), each share of BGC Partners Class A Common Stock outstanding at the effective time of the Corporate Conversion was converted into one share of Class A Common Stock, and, pursuant to Rule 12g-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Registrant succeeded to the Predecessor Registrant’s registration under the Exchange Act and became the public holding company for the Predecessor Registrant.

(3)

Restricted Stock Units represent rights, with or without dividend equivalents, to acquire shares of the Class A Common Stock for no additional consideration pursuant to the Plan, upon the vesting thereof. Other Stock-Based Awards represent rights to acquire shares of the Class A Common Stock for no additional consideration, or awards denominated or payable in, valued in whole or in part by reference to or otherwise based on or related to, Class A Common Stock, pursuant to the Plan.

(4)

Each Restricted Stock Unit and Other Stock-Based Award shall represent a right to acquire one share of the Class A Common Stock, subject to adjustment for stock splits, stock dividends, or similar transactions in accordance with the anti-dilution provisions of the Plan. The aggregate number of Restricted Stock Units and Other Stock-Based Awards sold pursuant to the Plan shall not exceed the number of shares of the Class A Common Stock being registered herein, as adjusted pursuant to Rule 416(a) under the Securities Act.

(5)

Included in the offering price and fee calculations for the shares of the Class A Common Stock being registered herein. Any value attributable to the Restricted Stock Units and Other Stock-Based Awards, representing rights to acquire shares of the Class A Common Stock, is reflected in the market price of the Class A Common Stock, and any Restricted Stock Units and Other Stock-Based Awards sold will be sold for consideration not to exceed the value of the underlying shares of the Class A Common Stock represented by the Restricted Stock Units and Other Stock-Based Awards on the date of sale. Accordingly, there is no additional offering price or registration fee with respect to the Restricted Stock Units and Other Stock-Based Awards being registered herein.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rule 457(p)

Fee Offset Claims (1)	BGC Partners, Inc.	Form S-8	333-261326	November 24, 2021		$43,754.40	Equity	Class A Common Stock, par value $0.01 per share, Restricted Stock Units and Other Stock-Based Awards	100,000,000	—

Fee Offset Sources	BGC Partners, Inc.	Form S-8	333-261326		November 24, 2021						$43,754.40

(1)

The Predecessor Registrant filed a Registration Statement on Form S-8 (File No. 333-261326) with the Securities and Exchange Commission on November 24, 2021 (the “Prior Registration Statement”). The Prior Registration Statement registered 100,000,000 shares of BGC Partners Class A Common Stock, together with an indeterminate amount of Restricted Stock Units and Other Stock-Based Awards. A fee of $43,754.40 (the “Prior Fee”) was paid in connection with the Prior Registration Statement. The Registrant, as the successor to the Predecessor Registrant, hereby confirms that the offering under the Prior Registration Statement has been terminated and that 100,000,000 securities remain unsold (the “Unsold Securities”). The fee previously paid for the Unsold Securities covered by the Prior Registration Statement was $43,745.40, all of which will be applied to offset the registration fee due under this Registration Statement pursuant to Rule 457(p) under the Securities Act.